UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012

Accretive Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700,
Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangement of Certain Officers.

On May 3, 2012, Andrew Appel resigned from his position as Senior Vice President of Accretive Health, Inc. (the “Company”), effective May 25, 2012, to assume the role of Chief Executive Officer of a private Chicago company.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on May 2, 2012, the Company’s stockholders voted on the following proposals, with the following results:

1. The following nominees were elected to the Company’s Board of Directors as Class II directors for terms expiring at the 2015 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Edgar Bronfman, Jr.	70,232,662	378,269	10,364,429
Steven N. Kaplan	70,256,771	354,160	10,364,429

Following the annual meeting, Stanley N. Logan, Arthur H. Spiegel, III, and Mark A. Wolfson, having terms expiring in 2013, and Mary A. Tolan, J. Michael Cline, and Denis J. Nayden, having terms expiring in 2014, continued in office.

2. The selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012 was ratified.

For:	80,508,237
Against:	424,967
Abstain:	42,156

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCRETIVE HEALTH, INC.

Date: May 7, 2012	By:	/s/ John T. Staton
John T. Staton
Chief Financial Officer and Treasurer